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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-83085 of The S&P 500(R) Protected Equity Fund, Inc., (the "Fund") on Form N-2 of our report dated November 18, 2003 appearing in the September 30, 2003 Annual Report of the Fund, which is part of this Registration Statement, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.



/s/ Deloitte & Touche LLP

Princeton, New Jersey
December 2, 2003